Exhibit 10.131

MUTUAL TERMINATION AND RELEASE AGREEMENT

MUTUAL TERMINATION AND RELEASE AGREEMENT (this “Agreement) is made and entered into this 2nd day of July, 2009, by and among Charles & Colvard, Ltd., a North Carolina corporation (“C&C”), Bird Capital Group, Inc., a Nevada corporation (“BCG”), and Richard A. Bird, an individual resident of the State of Texas (“Bird”).

RECITALS:

A. C&C, BCG and Bird are parties to that certain Management Services Agreement dated February 3, 2009 (the “Prior Agreement”).

B. C&C, BCG and Bird by mutual agreement now desire to terminate the Prior Agreement.

C. Capitalized terms used in this Agreement but not otherwise defined herein shall have the meanings ascribed to such terms in the Prior Agreement.

NOW, THEREFORE, in consideration of the terms and conditions herein provided, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by the parties, the parties hereto agree as follows:

1. Termination. C&C, BCG and Bird mutually agree that the Prior Agreement shall terminate and be of no further force or effect as of the close of business on July 2, 2009 (the “Effective Time”), and that, from and after the Effective Time, neither C&C, BCG nor Bird shall have any further rights, duties or obligations under the Prior Agreement, including without limitation any obligations on the part of C&C to make payments related to the potential short- and long-term bonuses described in Sections 3 and 4 of the Prior Agreement. Bird hereby resigns as both a director and an officer of C&C, such resignations to be effective as of the Effective Time. C&C hereby accepts such resignations as of the Effective Time.

2. Indemnification and D&O Insurance. C&C acknowledges and agrees that the Indemnification Agreement effective as of May 27, 2008, by and between C&C and Bird shall continue in force and effect in accordance with its terms. In addition, C&C agrees to indemnify and hold harmless BCG and Bird from and against any and all losses, claims, suits, actions, judgments, damages, costs, liabilities, and reasonable expenses (including legal and other expenses reasonably incurred by BCG or Bird in connection with investigating or defending against any such loss, claim, damage, or liability) (each a “Loss”) as and when incurred (including, without limitation, the advancement of expenses incurred by BCG or Bird in connection with defending any Loss upon receipt of an undertaking by or on behalf of BCG or Bird to repay such amount unless it shall be ultimately determined that it or he is entitled to be indemnified by C&C against such expenses) arising out of or based upon (a) the Prior Agreement, and/or (b) BCG’s and/or Bird’s activities or services under the Prior Agreement. C&C shall not be liable, however, in any such case to the extent that any such Loss is found in a final judgment by a court of competent jurisdiction to have resulted primarily from bad faith, willful misconduct or gross negligence on the part of BCG or any affiliate of BCG or to the

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extent such Losses relate to BCG’s, Bird’s or their affiliate’s activities which were at the time taken known or believed by BCG, Bird or their affiliates to be clearly in conflict with the best interests of C&C. Furthermore, C&C shall (i) from and after the Effective Time maintain coverage of Bird under C&C’s directors and officers liability insurance policies in existence from time to time so that Bird will continue to have coverage for any claims relating to periods during which Bird served as an officer and /or director of C&C, and (ii) fully cooperate with BCG or Bird, should BCG or Bird desire to obtain one or more fully paid directors and officers “tail” liability insurance policies, that shall cover Bird (as a former director and officer of C&C and for the periods during which Bird was a director and/or officer of C&C).

3. Mutual Release. C&C, on behalf of itself and on behalf of each of its agents, professionals, assigns, affiliates (corporate or otherwise), and successors, and any other person who may assert a claim through or on behalf of any of them, hereby irrevocably and unconditionally releases, acquits and forever discharges BCG, Bird and each of their respective shareholders, officers, directors, employees, agents, professionals, subsidiaries, predecessors, affiliates, successors and assigns, from any and all Released Claims, including, without limitation, all Released Claims arising out of, based upon, resulting from or relating to (a) the Prior Agreement or any of the transactions contemplated thereby, and/or (b) BCG’s and/or Bird’s activities or services under the Prior Agreement. Each of BCG and Bird, on behalf of themselves and on behalf of each of their agents, professionals, assigns, affiliates (corporate or otherwise), and successors, and any other person who may assert a claim through or on behalf of any of them, hereby irrevocably and unconditionally releases, acquits and forever discharges C&C and each of its shareholders, officers, directors, employees, agents, professionals, subsidiaries, predecessors, affiliates, successors and assigns, from any and all Released Claims, including, without limitation, all Released Claims arising out of, based upon, resulting from or relating to the Prior Agreement or any of the transactions contemplated thereby. “Released Claims” as used herein shall mean any and all rights, charges, complaints, claims, causes of action, promises, agreements, rights to payment, rights to any equitable remedy, rights to any equitable subordination, rights to any financial, economic or equity interest, breaches of contract, breaches of duty or of any relationship, acts, omissions, misfeasance, malfeasance, demands, indebtedness, liabilities, obligations, express or implied contracts, controversies, obligations of payment or performance, rights of offset or recoupment, accounts, sums of money, compensation, remuneration, damages, costs, losses or expenses (including attorneys’ and other professional fees and expenses) of every type, kind, nature, description or character, and irrespective of how, why or by reason of what facts, whether heretofore or now existing or disclosed or undisclosed, or that could, might or may be claimed to exist, of whatever kind or name, whether known or unknown, suspected or unsuspected, liquidated or unliquidated, claimed or unclaimed, absolute or contingent, direct or derivative, whether based on contract, tort, breach of any duty, or other legal or equitable theory of recovery, each as though fully set forth herein at length (collectively, “Claims”), that arose, or whose underlying events occurred, prior to the date of this Agreement, whether asserted prior to the date of this Agreement or thereafter, specifically including, but without limitation, Claims arising from or out of, connected with, or relating to the Prior Agreement and/or the transactions contemplated thereby. Notwithstanding the foregoing, “Released Claims” do not include any actual or potential Claims held by any party hereto (or any rights or duties related to such Claims) which arise from or out of this Agreement, which Claims are expressly reserved. The parties hereto expressly understand that both direct and indirect breaches of this Section 3 are proscribed, and, therefore, each party hereto covenants that it will not directly or indirectly encourage or aid, except as required by due legal process, the commencement or prosecution of any action or other proceeding based upon any Released Claim.

4. Non-Disparagement. Each party hereto agrees that he or it will not directly or indirectly disparage or criticize any other party hereto, or issue any communication, written or otherwise, that reflects adversely on or encourages any adverse action against any other party hereto; provided that nothing contained herein shall prevent any party from testifying truthfully under oath pursuant to any lawful court order or subpoena or otherwise responding to or providing disclosures required by law.

5. Representations and Warranties of the Parties Hereto. Each party hereto represents and warrants to the other as follows:

(a) Such party has the requisite corporate or other legal power and authority to execute, deliver and carry out this Agreement, and has taken all necessary corporate or other legal action, as applicable, to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

(b) This Agreement has been duly and validly authorized, executed and delivered by such party and constitutes a valid and binding obligation of such party, enforceable against such party in accordance with its terms.

(c) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will conflict with or constitute a violation of or default under any contract, commitment, agreement, arrangement or restriction of any kind to which such party is a party or by which such party is bound.

(d) As of the date on which this Agreement is executed on its behalf, such party has the sole right, power, capacity and authority to execute this Agreement and that it has not assigned, conveyed, sold, transferred or otherwise disposed of its rights in or to any Released Claims.

6. Attorney’s Fees. If any party to this Agreement breaches or fails to honor any of the terms or conditions of this Agreement, then such party shall pay reasonable attorneys’ fees, costs and expenses incurred by any other party (including any third-party beneficiary hereof) in the prosecution and enforcement of the terms and conditions of this Agreement.

7. Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto as well as the other parties being released pursuant to Section 3, who shall be deemed to be third-party beneficiaries hereunder. Each such other released party may enforce any provision hereof, notwithstanding that such party is not a signatory to this Agreement.

8. Governing Law; Exclusive Venue. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NORTH CAROLINA AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WITHIN SAID STATE WITHOUT CONSIDERATION OF ANY CONFLICTS OF LAW PROVISIONS THEREOF. Each party to this Agreement (i) hereby irrevocably submits to the exclusive jurisdiction of any United States District Court sitting in North Carolina for the purposes of any suit, action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated hereby, (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that he or it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper, and (iii) hereby waives any and all rights he or it may have to a trial by jury with respect to any suit, action or proceeding based on, or arising out of, under, or in connection with, this Agreement.

9. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

10. Entire Agreement. This Agreement evidences the entire understanding and agreement of the parties hereto relative to the matters discussed herein. This Agreement supersedes any and all other agreements and understandings, whether written or oral, relative to the matters discussed herein.

11. Covenant Not to Compete. During the period beginning at the Effective Time and continuing for eighteen (18) months thereafter, and within the Territory as defined herein, BCG and Bird (the “Covenanting Parties”) shall not knowingly, either directly or indirectly, invest in, own, manage, operate, or control or participate in the ownership, management, operation or control of, as employee, consultant or otherwise, any business or entity engaged in, planning to become engaged in and/or otherwise generally conducting the business of manufacturing, distributing or selling silicon carbide jewels or silicon carbide jewelry. For purposes hereof “Territory” shall mean the entire world, including without limitation the United States of America, Canada, Mexico, the North American continent, the South American continent, India, China, Japan, England, Ireland, the continents of Europe, Asia, Africa, Antarctica and Australia, New Zealand, Bermuda, the Caribbean islands, the islands of the South Pacific, the Channel Islands and Iceland. The Covenanting Parties acknowledge that C&C conducts a world-wide business and that the covenant herein is a reasonable restriction with respect to time, scope and territory and is entered into for a valuable consideration. C&C may enforce this covenant by injunction and exercise such other remedies as are available at law and in equity.

12. Return of All Assets of C&C; Expense Reimbursements. BCG and Bird shall return to C&C all assets of C&C not required for the services to be provided under the Consulting Agreement to be entered into between the parties covering periods following the Effective Time, including but not limited to any confidential or proprietary material, any marketing material, surveys, reports and related materials in connection with the K&G lawsuit and sales and marketing notes (the “C&C Assets”). During the term of such Consulting Agreement, BCG and Bird shall fully cooperate to update C&C concerning all C&C Assets, and upon the termination of the Consulting Agreement shall return the C&C Assets to C&C. C&C shall reimburse BCG and Bird for all expenses reimbursable under the Prior Agreement for periods prior to the Effective Time for which BCG or Bird has submitted (or will submit) to the Company appropriate documentation of such unreimbursed expenses. Each such expense reimbursement shall be made by the Company (a) with respect to appropriate documentation which has been or is submitted to the Company prior to the Effective Time, within 10 days of the Effective

Time, or (b) with respect to appropriate documentation which is submitted to the Company after the Effective Time, within 10 days of the submission of such documentation.

13. Notices. All notices hereunder shall be in writing and shall be delivered personally or sent by recognized overnight courier (such as Federal Express) for next business day delivery, postage prepaid, by certified U.S. Mail, return receipt requested and postage prepaid, or by facsimile with electronic confirmation of receipt, to the parties at the following addresses: to BCG and/or Bird, 1330 Post Oak Boulevard, Suite 1600, Houston, Texas 77056, attn: Richard A. Bird, Telephone No. 713-302-3312, with a copy to Warren W. Garden, Esq., Block & Garden, LLP, Sterling Plaza, 5949 Sherry Lane, Suite 900, Dallas Texas 75225, Telephone No. 214-866-0993, Fax No. 214-866-0991; and to C&C, 20 South Hampshire Court, Wilmington, Delaware 19807, attn: George R. Cattermole, Fax No. 302-636-0559, with a copy to Womble Carlyle Sandridge & Rice, PLLC, One Wachovia Center, Suite 3500, 301 South College Street, Charlotte, North Carolina 28202-6037, attn: Cyrus M. Johnson, Jr., Fax No. 704-338-7809. A notice shall be deemed to be given only upon the confirmation of delivery by receipt by the party or refusal of acceptance of delivery. Any party may change the address to which notice is given by giving notice of such change of address in accordance herewith.

14. Severability. If any term, provision covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ a valid, legal, nonvoid and enforceable alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

15. Assignment. This Agreement and the rights and obligations of the parties hereunder shall not be assignable, in whole or in part, by any party hereto without the prior written consent of the other party hereto, except by operation of law.

16. Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, permitted assigns, spouses, heirs and personal and legal representatives.

17. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

18. Amendments/Waivers. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

CHARLES & COLVARD, LTD.

By:	/s/ George R. Cattermole
George R. Cattermole, Chairman

BIRD CAPITAL GROUP, INC.

By:	/s/ Richard A. Bird
Richard A. Bird, President

/s/ Richard A. Bird
Richard A. Bird, individually